Exhibit 10.1
EXECUTION COPY
SHARE PURCHASE AGREEMENT
between
Voltaire Ltd.
and
BCF II Belgium Holding SPRL
and
Other Investors
Dated: 7 March 2004

DANZIGER, KLAGSBALD, ROSEN & CO. Gibor Sport Building 28 Bezalel St. Ramat Gan 52521 Israel Tel: 972-3 6110700 Fax: 972-3 6110707	HERZOG, FOX & NEEMAN Asia House 4 Weizmann St. Tel Aviv 64239 Israel Tel: 972-3 6922020 Fax: 972-3 6966464

EXECUTION COPY
SHARE PURCHASE AGREEMENT
This Share Purchase Agreement is entered into as of the 7th day of March 2004, by and between:
1.	Voltaire Ltd., a company organised under the laws of the State of Israel (Company No. 51-247196-2) (the “Company”); and

2.	BCF II Belgium Holding SPRL, a company organised under the laws of Belgium.

3.	Those persons and entities listed in Schedule 1 hereto (the “Other Investors”);
(Each of Belco and the Other Investors being referred to hereafter as an “Investor” and collectively as the “Investors”)
WHEREAS The Investors wish to acquire shares in the Company, and the Company wishes to issue and sell to the Investors shares in the Company on the terms as set forth herein.
NOW THEREFORE, the parties agree as follows:
1. DEFINITIONS
     1.1 The following terms shall have the following meanings:

“Affiliate”	with respect to any Person:
(i)	any other Person of which securities or other ownership interests representing more than fifty percent (50%) of the voting interests are, at the time such determination is being made, owned, Controlled or held, directly or indirectly, by such Person; or

(ii)	any other Person which, at the time such determination is being made, is Controlling, Controlled by or under common Control with, such Person.

As used herein, “Control”, whether used as a noun or verb, refers to the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of a Person, whether through the ownership of voting securities or otherwise.

“Amended and Restated Articles of Association”	As defined in Section 2.2.1(b)(iii).
“Belco”	shall mean BCF II Belgium Holding SPRL or any Permitted Transferee (as such term is defined in the

Articles) of Belco following the transfer of Belco’s holdings in the Company to such Permitted Transferee.
“Board of Directors”	The board of directors of the Company.
“Closing”	As defined in Section 2.2.1.
“Closing Date”	As defined in Section 2.2.1.
“Code”	The United States Internal Revenue Code of 1986, as amended.
“Disclosure Material”	As defined in Section 3.5.
“Fully Diluted Basis”	As defined in Section 2.1.
“Intellectual Property”	All forms of intellectual property rights recognised under any applicable laws, including without limitation, the following:
(i)	Patents, whether in the form of utility patents or design patents and all continuations, continuations in part, renewals and pending applications for the foregoing (“Patents”);

(ii)	Trademarks, trade names, service marks, designs, logos, trade dress, and trade styles, whether or not registered, and all pending applications for registration of the same (“Trademarks”);

(iii)	Copyrights, whether or not registered, and all pending applications for registration of the same;

(iv)	Inventions, research records, trade secrets, confidential information, product designs, know-how, engineering specifications and drawings, technical information, formulae, customer lists, supplier lists and market analyses;

(v)	Computer programs, including, without limitation, computer programs embodied in semiconductor chips or otherwise embodied, and related flow-charts, programmer notes, updates and data, whether in object or source code form; and

(vi)	Semiconductor chip designs, whether or not

registered mask works or topographies.

“Key Employees”	The employees of the Company included in Schedule 3.15(a), attached hereto and marked as “Key Employees”.
“Ordinary Shares”	Ordinary Shares of the Company of nominal value of NIS 4.00 each.
“Organisational Documents”	In respect of any entity, the memorandum of association, articles of association, certificate of incorporation, by-laws, certificate(s) of designation or other constitutional documents of any type.
“Person”	An individual, corporation, trust, partnership, limited liability company, joint venture, unincorporated organization, government body or any agency or political subdivision thereof, or any other entity.
“Pitango”	Shall mean Pitango Venture Capital Fund III (Israeli Sub) LP, Pitango Venture Capital Fund III (Israeli Sub) Non-Q LP, Pitango Venture Capital Fund III (Israeli Investors) LP, Pitango Venture Capital Fund III Trusts 2000 Ltd., Pitango Fund II Opportunity Annex Fund L.P., Pitango Fund II Opportunity Annex Fund (ICA), L.P. and Pitango Principals Fund III (Israel) LP (each, a “Pitango Fund”) and any Permitted Transferee of any Pitango Fund following the transfer of such Pitango Fund’s holdings in the Company to such Permitted Transferee.
“Principal Investor”	Each of Belco, Pitango and Vertex.
“Purchase Price”	As defined in Section 2.1.
“Series E Preferred Shares”	Preferred E Shares of the Company, of nominal value NIS 4.00 each.
“Securities Act”	The United States Securities Act of 1933, as amended.
“Security Interest”	Any interest or equity of any person (including any right to acquire, option, or right of pre-emption) or any mortgage, charge, pledge, lien, or assignment, or any other encumbrance or security interest or arrangement of whatsoever nature over or in the relevant property.
“Senior Executives”	The employees of the Company listed in Schedule 3, attached hereto.

“Subsidiary”	Voltaire Inc.
“Transaction Documents”	This Agreement and the documents listed in Schedule 1.1.
1.2	Words and defined terms denoting the singular number include the plural and vice versa and the use of any gender shall be applicable to all genders.

1.3	The paragraph headings are for the sake of convenience only and shall not affect the interpretation of this Agreement.

1.4	The recitals, schedules, appendices, annexes and exhibits hereto form an integral part of this Agreement.
2.	PURCHASE AND SALE OF THE SHARES
2.1	Agreement to Purchase and Sell

Subject to and in accordance with the terms and conditions of this Agreement, the Company shall issue to the Investors, and the Investors shall purchase from the Company a total of 15,000,000 Series E Preferred Shares, constituting 37.16% of the issued and outstanding shares of the Company on a fully diluted basis (including but not limited to all warrants, options, convertible securities and convertible debt) as of the date of Closing, as represented in the Capitalisation Table set out in Schedule 3.4(a), (“Fully Diluted Basis”) at a price per share of $1.00 and for an aggregate purchase price of $15,000,000 (the “Purchase Price”).

At the Closing (as defined below), each Investor shall pay that part of the Purchase Price set out next to such Investor’s name in Schedule 2.1 attached hereto and shall be entitled to receive such number of Series E Preferred Shares as are set out next to such Investor’s name in Schedule 2.1.
2.2	Closing
2.2.1	The closing of the purchase and sale of the Series E Preferred Shares as detailed in Section 2.1 above, (the “Closing”) shall take place at the offices of Danziger, Klagsbald, Rosen & Co., 28 Bezalel St, Ramat Gan, Israel on the date hereof (the time and date of the Closing being herein referred to as the “Closing Date”).

At the Closing, the following actions and occurrences will take place, all of which shall be deemed to have occurred simultaneously and no action shall be deemed to have been completed and no document or certificate shall be deemed to have been delivered, until all actions are completed and all documents and certificates delivered:
(a)	The Company will allot and deliver to each Investor a certificate representing that number of Series E Preferred Shares, appearing next to its name in Schedule 2.1 against payment by each Investor by wire transfer of the portion of the Purchase Price appearing next to that Investor’s name in Schedule 2.1 in immediately available funds to the account of the Company at Bank Hapoalim, New York Branch, Account No. 01062991-01. Such payment shall be in U.S. dollars.

(b)	The Company shall deliver to the Investors:
(i)	the opinion, addressed to the Investors, of Danziger, Klagsbald, Rosen & Co. counsel to the Company, dated as of the Closing Date, substantially in the form attached hereto as Schedule 2.2.1(b)(i);

(ii)	a copy of the resolution of the Board of Directors and the Company’s shareholders meeting, if necessary, in the forms attached here to as Schedule 2.2.1(b)(ii) approving and authorising the issuance of the Series E Preferred Shares, and approving this Agreement (and all documents relating hereto) and approving the reservation of 1,500,000 Ordinary Shares for conversion of the Series E Preferred Shares, in a form reasonably acceptable to Belco;

(iii)	copies of the amended and restated Articles of Association of the Company (the “Amended and Restated Articles of Association”), as duly adopted and in effect as of the Closing, in the form attached hereto as Schedule 2.2.1(b)(iii) and accompanied by certified resolutions (to the extent required by law) of shareholders of the Company adopting the Amended and Restated Articles of Association;

(iv)	consents by all holders of outstanding warrants to purchase Series D1 Preferred Shares of the Company to the cancellation of such warrants, effective upon Closing; and

(v)	a letter from the Company’s independent auditors in the form attached hereto as Schedule 2.2(b)(v).
(c)	The Company, the Investors and shareholders of the Company in sufficient majorities as required to amend the Company’s Revised Shareholders Rights Agreement, dated July 24, 2002, shall sign the Amended and Restated Shareholders’ Rights Agreement in the form attached hereto as Schedule 2.2.1(c) (the “Shareholders’ Rights Agreement”).

(d)	The Company shall record the issuance of the Series E Preferred Shares to the Investors in the name of the Investors, as set out in Schedule 2.1 on the shareholders’ register of the Company and other records and, promptly after the Closing, the Company shall make all filings and registrations as may be necessary to perfect such issuance and sale and shall deliver copies thereof to the Investors.

(e)	Copies of confirmations signed by each Key Employee to the Company to the effect that:
(i)	he or she is not subject to any non-compete or confidentiality agreements or any other contractual restriction that would restrict or impair their ability to manage or implement the business of the Company as currently conducted or proposed to be conducted; and

(ii)	he or she will not abuse any confidentiality or similar obligation owed to a current or previous employer or any other person.
(f)	The Company shall deliver to Pitango a management’s rights letter in the form attached hereto as Schedule 2.2.1(f).

(g)	The parties hereto shall execute and deliver this Agreement.
3.	REPRESENTATIONS AND WARRANTIES

It is hereby clarified that for the purposes of this Section 3, any reference to “knowledge” includes such information as is actually known by the Company, the Subsidiary or any Senior Executive or any information which a Senior Executive would be expected to be aware of if the Company, the Subsidiary or Senior Executive had made prudent enquiries into the relevant actions and circumstances of the Company and the Subsidiary.

The Company represents and warrants to the Investors as follows:
3.1	Constitution and Compliance
(a)	The Company is duly incorporated and validly existing under the laws of the State of Israel, with power and authority to carry on its business as now being conducted and as proposed to be conducted. The Company has at all times carried on its business and affairs in all respects in accordance with its Organisational Documents and all applicable laws and regulations, and there is no violation or default with respect to any statute, regulation, order, decree, or judgement of any court or any governmental entity which could have a material adverse effect upon the assets or business of the Company. The Company is duly qualified to do business and in good standing in each jurisdiction in which the Company currently conducts business.

(b)	The Company has delivered to the Investors true and accurate copies of the Organisational Documents of the Company and the Subsidiary as of the date of this Agreement.

(c)	The Company and the Subsidiary maintain all corporate, shareholder or other records and registries required by law. True and complete copies of all such documents have been delivered to the Investors.

(d)	The Company does not presently own or control, directly or indirectly, any interest in any corporation, association or other business entity other than the Subsidiary which is a wholly-owned subsidiary of the Company. The Company is not, directly or indirectly a participant in any joint venture, partnership or similar arrangement. The Subsidiary is duly incorporated, validly existing and in good standing under the State of Maryland and has all requisite corporate power and authority and it has obtained all necessary licences, authorisations and approvals to carry on its business as now conducted in each jurisdiction in which failure so to qualify would have a material adverse effect on its business or properties. There are no other share capital, pre-emptive rights, convertible securities, outstanding warrants, options or other rights to subscribe for, purchase and or acquire from the Subsidiary. The Subsidiary is not in default under any material licence, authorisation or approval mentioned in this Section 3, where applicable. The Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse on its business or properties.
3.2	Authority to Transact
(a)	The Company has all requisite corporate power and authority to execute and deliver this Agreement and the Transaction Documents and to sell and issue the Series E Preferred Shares hereunder and to carry out and perform its obligations under this Agreement and the Transaction Documents and to consummate the transactions contemplated hereby and thereby.

(b)	All corporate action on the part of the Company, its directors, and its shareholders necessary for the authorisation and execution of this Agreement and the Transaction Documents by the Company, the authorisation, sale, issuance, and delivery of the Series E Preferred Shares and the performance of all of the Company’s obligations under the Agreement and the Transaction Documents has been taken. This Agreement constitutes and, when signed and where applicable, filed by its duly authorised representatives, the Transaction Documents will constitute, valid and legally binding obligations of the Company, enforceable in accordance with their terms.
3.3	Execution of Agreement
(a)	The execution and delivery of this Agreement by the Company does not, and the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not, violate any provisions of the Company’s Organisational Documents or any contract, agreement, indenture, mortgage, instrument, lease, license, arrangement, or undertaking of any nature, written or oral, of the Company or any Subsidiary.

(b)	Other than as set forth on Schedule 3.14, the execution and delivery of this Agreement by the Company does not, and the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not, require the consent or agreement of any governmental body, entity or any other third party.

(c)	The execution, delivery and performance of and compliance with this Agreement and the Transaction Documents by the Company and the issuance of the Series E Preferred Shares to the Investors will not result in any violation of, or conflict with or constitute a default under any term of, or result in the creation or enforcement of any Security Interest upon any of the properties or assets of the Company.

(d)	The execution, delivery and performance of and compliance with this Agreement and the Transaction Documents by the Company will not cause the Company to lose any interest in or the benefit of any asset, right, license or privilege, it presently owns or enjoys or result in the termination of any relationship with anyone who normally does business with the Company on the same basis as previously conducted, and will not result in any present or future indebtedness of the Company becoming due prior to its stated maturity. Compliance with the terms of this Agreement or the Transaction Documents will not give rise to or cause any option or right of pre-emption to become exercisable, except as set forth in the Organisational Documents.
3.4	Capitalisation
(a)	The authorised and issued share capital of the Company as of immediately prior to and after the Closing is as stated in Schedule 3.4(a).

(b)	Other than as listed in Schedule 3.4(a), there are no outstanding or authorised subscriptions, options, warrants, rights, commitments, or any other agreements of any character directly or indirectly obligating the Company or the Subsidiary to issue (i) any additional shares or other securities or (ii) any securities or debt convertible into, or exchangeable for, or evidencing the right to subscribe for, any shares other securities.

(c)	Neither the Company nor the Subsidiary has adopted or authorised any plan for the benefit of its officers, employees, consultants or directors which requires or permits the issuance, sale, purchase, or grant of any shares of the Company’s or the Subsidiary’s share capital or other securities or any securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for any such shares or securities, other than as set forth in Schedule 3.4(a).

(d)	The Series E Preferred Shares to be issued to the Investors in accordance herewith, will, when issued and paid for, be duly authorised, validly issued, fully paid and non-assessable, and will have the rights, preferences, privileges, and restrictions as set forth in the Amended and Restated Articles of Association, Shareholders’ Rights Agreement and this Agreement and will be free and clear of all Security Interests, proxies, voting trusts and other voting agreements, calls or commitments of any kind, other than as explicitly contemplated by the Amended and Restated Articles of Association and this Agreement, and will be duly registered in the name of the Investors in the Company’s shareholders’ register. The Series E Preferred Shares, when issued, will have been issued in compliance with all laws, rules and regulations, including applicable securities laws.

(e)	All other securities of the Company and the Subsidiary have been issued in compliance with all laws, rules and regulations, including applicable securities laws. Other than as contemplated by this Agreement and the Transaction Documents, the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its shares or any warrants, options or other rights to acquire its shares.
3.5	Disclosure Material and Information
(a)	The opinions and assumptions contained in the disclosure material attached hereto as Schedule 3.5 (the “Disclosure Material”) are reasonable and have been prepared in good faith, and the financial projections set out in the Disclosure Material have been prepared with due diligence, care and consideration, and there are no facts or matters of which the Company is aware which would render any such opinions, assumptions or projections misleading provided, however, that no assurance can be or is given that the assumptions are correct or any of the forecast projections, expectations or transactions contemplated therein will be attained.

(b)	All facts and information with regard to the Company and the Subsidiary since their incorporation which would reasonably have been considered as material for disclosure to an intending investor in the shares of the Company have been disclosed to the Investors.
3.6	Financial Statements
(a)	The Company has delivered to the Investors the final draft of the financial statements of the Company for the year ended and as of 31st December, 2003, in the form as has been audited by the Company’s independent auditors (the “Financial Statements”), all prepared in accordance with generally accepted accounting principles accepted in the United States (“GAAP”), consistently applied, and in English and stated in US dollars.

(b)	The Financial Statements are in accordance with the books and records of Company; are accurate in all respects; present in a true, complete and fair view, the financial position, assets and liabilities of the Company as of the dates indicated and the results of its operations for such periods; and have been prepared in accordance with generally accepted accounting principles in the United States consistently applied.

(c)	Except as set forth in Schedule 3.6(c), there are no off-balance sheet liabilities, claims, or obligations of any nature, whether accrued, absolute, contingent, anticipated, or otherwise, whether due or to become due, that are not shown or provided for in the Financial Statements. The liabilities of the Company were included in the ordinary course of the Company’s business.

(d)	Except as set forth in Schedule 3.6(d), all of the accounts receivable shown on the balance sheets included in the Financial Statements have been collected or are good and collectible in the aggregate recorded amounts thereof (less the allowance for doubtful accounts also appearing in the Financial Statements and net of returns and payment discounts allowable by the Company’s policies) and can reasonably be anticipated to be paid in full without outside collection efforts within ninety (90) days of the due date, and are not subject to counterclaims or setoffs in excess of recorded reserves.

(e)	The Company knows of no basis for the assertion against the Company of any liabilities not adequately reflected or reserved against in the Financial Statements.
3.7	Business to Date
(a)	Since the date of the Financial Statements, except as provided in Schedule 3.7(a) attached hereto and except if presented in any of the provisions of Section 3 of this Agreement:
(i)	neither the Company nor the Subsidiary has amended any of its Organisational Documents;

(ii)	neither the Company nor the Subsidiary has entered into any transaction in excess of $25,000 per transaction or greater than $100,000 in the aggregate for a series of related transactions, as to both;

(iii)	there has been no material adverse change in the business, prospects (in so far as they may reasonably be foreseen), operations, assets, liabilities, or condition (financial or otherwise) of the Company or the Subsidiary;

(iv)	neither the Company nor the Subsidiary has made any payment of, or declaration, setting a record date, setting aside or authorizing the payment of, any dividend or other distribution in respect of any shares of capital stock of the Company or the Subsidiary or made any purchase, repurchase, redemption, retirement or other acquisition by the Company or the Subsidiary, of any of the outstanding shares of capital stock or other securities of, or other ownership interest in, the Company or the Subsidiary;

(v)	there has not been any transfer, issue, sale or other disposition by the Company or the Subsidiary of any shares of capital stock or other securities of the Company or the Subsidiary or any grant of options, warrants, calls or other rights to purchase or otherwise acquire shares of such capital stock or such other securities;

(vi)	neither the Company nor the Subsidiary has increased or entered into an agreement to increase the compensation payable or to become payable, or awarded or paid any bonuses to employees, consultants, independent contractors, officers, directors, shareholders or representatives of the Company or the Subsidiary or agreed to increase the coverage or benefits available under any severance pay, deferred compensation, bonus or other incentive compensation, pension or other employee benefit plan, payment or arrangement made to, for or with such employees, consultants, independent contractors, officers, directors, shareholders or representatives, other than in the ordinary course of business consistent with past practice and with the Company’s or the Subsidiary’s operating expense budget;

(vii)	there has not been satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or the Subsidiary, except in the ordinary course of business and that is not material to the business, operations, properties, assets, liabilities, financial condition or results of operations of the Company or the Subsidiary (as such business is presently conducted and as it is presently proposed to be conducted);

(viii)	there has not been any termination or change to a material contract or arrangement by which the Company or the Subsidiary or any of its assets is bound or subject;

(ix)	there has not been any resignation or termination of employment of any Senior Employee, consultant or independent contractor of the Company or the Subsidiary;

(x)	there has not been any damage, destruction or loss, whether or not covered by insurance, with respect to the property or assets of the Company or the

Subsidiary having a replacement cost of more than $10,000 for any single loss or $50,000 for all such losses in the aggregate;

(xi)	neither the Company nor the Subsidiary have mortgaged, pledged or subjected to any lien any of its assets, or acquired any assets or sold, assigned, transferred, conveyed, leased or otherwise disposed of any assets of the Company or the Subsidiary, except for assets acquired or sold, assigned, transferred, conveyed, leased or otherwise disposed of in the ordinary course of business consistent with past practice;

(xii)	neither the Company nor the Subsidiary have cancelled or compromised any debt or claim or amended, cancelled, terminated, relinquished, waived or released any contract or right except in the ordinary course of business consistent with past practice and which, individually or in the aggregate, would not be material to the Company or the Subsidiary;

(xiii)	neither the Company nor the Subsidiary has entered into any material transaction except for this Agreement and the Transaction Documents;

(xiv)	neither the Company nor the Subsidiary have encountered any labour disputes, strikes, slowdowns, work stoppages or labour union organizing activities;

(xv)	neither the Company nor the Subsidiary have made any change in the accounting principles, methods or practices followed by it or depreciation or amortization policies or rates theretofore adopted;

(xvi)	neither the Company nor the Subsidiary have disclosed to any person any material trade secrets except for disclosures made to persons subject to valid and enforceable confidentiality agreements;

(xvii)	neither the Company nor the Subsidiary have suffered or experienced any change in the relationship or course of dealings between the Company or the Subsidiary and any of their suppliers or customers which supply goods or services to the Company or the Subsidiary or purchase goods or services from the Company or the Subsidiary, which has resulted in, or could reasonably be expected to result in, a material adverse change;

(xviii)	neither the Company nor the Subsidiary have made any loans, advances or capital contributions or payment to, or received any payment from, or made or received any investment in, or entered into any transaction or series of related transactions (including without limitation, the purchase, sale, exchange or lease of assets, property or services, or the making of a loan or guarantee) with any Affiliate or paid any fees or expenses to any Affiliate of the Company;

(xix)	neither the Company nor the Subsidiary have entered into any agreement or commitment (contingent or otherwise) to do any of the foregoing;

(xx)	there has been no sale, assignment, or transfer of any tangible asset of the Company or the Subsidiary except in the ordinary course of business and no sale, assignment, or transfer of any patent, trademark, trade secret, or other intangible asset of the Company or the Subsidiary; and

(xxi)	neither the Company nor the Subsidiary have taken any actions to reduce the scale of operations, work-force or scope of business as a result of shortages of funds.
(b)	Neither the Company nor the Subsidiary have any debts or liabilities of any nature whatsoever, fixed or variable or contingent, except as shown on Schedule 3.7(b) (except for up to $50,000 in the aggregate as to both the Company and any Subsidiary).

(c)	Except as set forth in Schedule 3.7(c), there are no outstanding debts owed to the Company or the Subsidiary.

(d)	Except as set forth in Schedule 3.7(d), there are no bad or doubtful debts on the Company’s or the Subsidiary’s books at the date hereof.

(e)	Full and accurate details of all bank accounts, overdrafts, loans, guarantees or other financial facilities outstanding or available to the Company or the Subsidiary are contained in Schedule 3.7(e).
3.8	Properties
(a)	Full and accurate details of the Company’s and the Subsidiary’s tangible properties and assets are contained in Schedule 3.8(a) to this Agreement. The Company and the Subsidiary each has good title to, or valid leasehold interest in, all properties and assets used in its business or owned by it, free and clear of all Security Interests, other then as contained in Schedule 3.8(a).

(b)	Other than the shares of the Subsidiary being owned by the Company, neither the Company nor the Subsidiary is the holder or the beneficial owner of any share, debenture, mortgage, or security (or interest therein) in any other company or corporation, or a member of any partnership or unincorporated association or limited liability company.

(c)	No condemnation, environmental, zoning or other land use regulation proceedings have been instituted or, to the best of the Company’s knowledge, are planned to be instituted, which would materially adversely affect the use or operation of the Company’s or the Subsidiary’s properties and assets for their respective intended uses and purposes, or the value of such properties and assets, and the Company has not received notice of any special assessment proceedings which would affect such properties and assets.

(d)	All items of personal property and assets owned or leased by the Company and the Subsidiary are in good operating condition, normal wear and tear excepted, are reasonably fit and useable for the purposes for which they are being used, are adequate and sufficient for the Company’s business, and conform in all material respects with all applicable laws. The carrying value of the Company’s assets on the Financial Statements is not overstated in accordance with generally accepted accounting principles and practices in the U.S.A, in any material respect.

3.9	Assumptions, Guaranties

The Company and the Subsidiary have not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on any indebtedness of any other person (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss), except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.
3.10	Taxation
(a)	All reports, returns or other information required to be filed by or on behalf of the Company or the Subsidiary regarding taxes of any sort (including, without limitation, taxes concerning income, capital gains, sales, value added, franchise, withholding, payroll, employment, social security, severance, stamp, property) (“Taxes”), have been filed on a timely basis with the appropriate governmental authorities in all requisite jurisdictions and all such returns, reports or other information were true, correct and complete in all respects;

(b)	All Taxes due and payable have been fully and timely paid;

(c)	There are no circumstances which will, whether by lapse of time or the issue of any notice of assessment or otherwise, give rise to any dispute with any relevant taxation authority in relation to the Company’s or the Subsidiary’s liability or accountability for taxation under currently enacted statutes and regulations;

(d)	The provision for taxes of the Company as shown in the Financial Statements is adequate for taxes due or accrued as of the respective dates thereof.

(e)	The Company and the Subsidiary have not had any tax deficiency proposed or assessed against them and have not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. Other than as set forth on Schedule 3.10(e), the Company and the Subsidiary have never been audited by governmental authorities. Since the date of the Financial Statements, the Company and the Subsidiary have not incurred any taxes, assessments or governmental charges, other than in the ordinary course of business and the Company and the Subsidiary have made adequate provisions for all taxes, assessments and governmental charges with respect to their business, properties and operations for such period.
3.11	Capital Expenditure and Contracts
(a)	Schedule 3.11(a) contains a true and complete list of all contracts, agreements, instruments, leases, licenses, arrangements, or undertakings of any nature, written or oral, of the Company and the Subsidiary which are material to Company or the Subsidiary, including (if so deemed material) but not limited to the following:
(i)	any hire, hire purchase, credit sale or conditional sale agreement or any contract providing for payment on deferred terms in respect of assets purchased by the Company or the Subsidiary;

(ii)	any Security Interest on or over any asset of the Company or the Subsidiary (including the issued or unissued share capital of the Company or the Subsidiary), and any agreement or commitment to give or create any such Security Interest;

(iii)	any guarantee, indemnity, security or other agreement pursuant to which the Company or the Subsidiary agrees to become directly or contingently liable for any obligation of any other person;

(iv)	any guarantee, indemnity, security or other agreement pursuant to which any third party agrees to become directly or contingently liable for any obligation of the Company or the Subsidiary;

(v)	any agreement, instrument or other arrangement creating any indebtedness of the Company or the Subsidiary or Security Interest regarding the assets of the Company or Subsidiary;

(vi)	any power of attorney given by the Company or the Subsidiary with respect to any material asset or business of the Company or the Subsidiary;

(vii)	any agreement, instrument or deed pursuant to which a third party is entitled or authorised to bind or commit the Company or the Subsidiary to any obligation;

(viii)	any application or award of any grant or allowance which is now liable or may in the future become liable to be repaid or which imposes any other financial obligations on the Company or the Subsidiary;

(ix)	any contract with any director, officer, employee (other than contracts relating to the employment of such employee, disclosed in Schedule 3.15(a)), shareholder of the Company or any subsidiary or any Affiliate of any of the foregoing;

(x)	any agreement restricting the competitive freedom of the Company or the Subsidiary to provide and take goods and services by such means and from and to such persons as it may from time to time think fit (including any exclusive licenses made by such entities or contracts with other entities limiting rights);

(xi)	any distributor, dealer, manufacturer’s representative or sales agency agreement which is not terminable on less than ninety (90) days’ notice without cost or other liability to the Company or the Subsidiary;

(xii)	any agreement with any supplier containing any provision permitting any party other than the Company or the Subsidiary to renegotiate the price or other terms, or containing any pay-back or other similar provision, upon the occurrence of a failure by the Company or the Subsidiary to meet its obligations under the agreement when due or the occurrence of any other event;

(xiii)	any agreement for the future purchase of fixed assets or for the future purchase of materials, supplies, services or equipment in excess of its normal operating requirements or at an excessive price;

(xiv)	any agreement for the employment of any officer, employee or other person (whether of a legally binding nature or in the nature of informal understandings) on a full-time, part-time or consulting basis which is not terminable on notice without cost or other liability to the Company or the Subsidiary;

(xv)	any bonus, pension, profit-sharing, retirement, hospitalisation, insurance, stock purchase, stock option or other plan, agreement or understanding pursuant to which benefits are provided to any employee of the Company or the Subsidiary;

(xvi)	any voting trust or agreement, shareholders’ agreement, pledge agreement, buy-sell agreement, first refusal or pre-emptive rights agreement relating to any of the securities of the Company or the Subsidiary;

(xvii)	any acquisition, sale or lease agreement outside of the Company’s or the Subsidiary’s ordinary course of business;

(xviii)	any partnership or joint venture agreement;

(xix)	any agreement (A) which prohibits or requires consent for (1) a change in control or merger of the Company or the Subsidiary, (2) the sale of all or substantially all of the Company’s or the Subsidiary’s assets, (3) the transfer or issuance of any securities of the Company or the Subsidiary, or (4) the assignment, subletting or other transfer of the rights under such agreement, or (B) which terminates, is subject to termination, is materially and adversely affected or is subject to being materially and adversely affected as a result of the occurrence of any event described in subsection (A) hereof;

(xx)	any agreement, or group of related agreements with the same party or any group of affiliated parties, under which the Company or Subsidiary has advanced or agreed to advance money or has agreed to lease any property as lessee or lessor;

(xxi)	any agreement or obligation (contingent or otherwise) to issue, sell, transfer, assign or otherwise distribute or dispose of, repurchase, redeem or otherwise acquire, or retire any shares of the securities of the Company or the Subsidiary ;

(xxii)	any assignment, license or other agreement with respect to any form of intangible property;

(xxiii)	any agreement under which it has granted any person any registration rights;

(xxiv)	any agreement, or group of related agreements with the same party, involving more than $100,000 or continuing over a period of more than six (6) months from the date or dates thereof (including renewals or extensions optional with another party), which agreement or group of agreements is not terminable by the Company or the Subsidiary without penalty upon notice of thirty (30) days or less, or any agreement not made in the ordinary course of business;

(xxv)	any agreement with any municipal or governmental body, department, commission, board, bureau, agency or instrumentality, domestic or foreign; or

(xxvi)	any binding commitment or agreement to enter into any of the foregoing.
(hereinafter referred to collectively as “Material Contracts”).

(b)	The Company has made available to the Investors true, correct, and complete copies (or where oral, written descriptions) of all Material Contracts.

(c)	Except as set forth in Schedule 3.11(c), all Material Contracts are in full force and effect. The Company and each Subsidiary (as appropriate) has performed in all material respects all of its obligations under each Material Contract, and, to the best of the Company’s knowledge, information and belief, all third parties with whom the Company or the Subsidiary has transacted business have performed in all material respects all of their obligations thereunder which were due to have been performed. No party to a Material Contract has made a claim to the effect that the Company or Subsidiary has failed to perform an obligation thereunder and nor has any such party notified the Company or the Subsidiary of an intention to terminate or not renew any such contracts.
3.12	Material Customers and Suppliers

Except as set forth in Schedule 3.12, since 1st January 2004, no customer or supplier which is material to the Company or the Subsidiary has terminated, materially reduced or threatened to terminate or materially reduce its purchases from or provision of products or services to the Company or the Subsidiary, as the case may be.
3.13	Litigation; Compliance
(a)	There are no civil, criminal, arbitration or administrative proceedings involving the Company or the Subsidiary, including claims on which, to the best knowledge of the Company, the Company or the Subsidiary may be vicariously liable. No such proceedings and no claims of any nature are pending or threatened by, or, to the best knowledge of the Company, against the Company, the Subsidiary, or the directors of the Company or the Subsidiary (in their capacity as such) or any such person or in respect whereof the Company or the Subsidiary is liable to indemnify any party concerned and, to the best knowledge of the Company, there are no facts likely to give rise to any such proceedings.

(b)	Neither the Company nor the Subsidiary is in default with respect to any order, writ, judgment, injunction or decree known to or served upon the Company or the Subsidiary of any court or governmental body, department, commission, board, bureau, agency or instrumentality, domestic or foreign. Except as set forth in Schedule 3.13(b), there is no action or suit by the Company or the Subsidiary pending, threatened or contemplated against others.

(c)	The Company and the Subsidiary have complied, in all material respects, with all laws, rules, regulations and orders applicable to the Company or the Subsidiary and its business, operations, properties, assets, products and services. The Company and the Subsidiary each has all necessary permits, licenses, registrations, franchises, approvals, exemptions and other authorisations required to conduct its business as conducted and as proposed to be conducted and, each of the Company and the Subsidiary has been operating its business pursuant to and in compliance with the terms of all such permits, licenses, registrations, franchises, approvals, exemptions and other authorisations. Such permits, licenses, registrations, franchises, approvals, exemptions and other authorisations have been validly issued, and the Company and the Subsidiary have complied in all material respects with all conditions of permits, licenses, registrations, franchises, approvals, exemptions and other authorisations applicable to them. No default or violation, or event that with the lapse of time or giving of notice or both would become a default or violation, has occurred in the due observance of any such permits, licenses, registrations, franchises, approvals, exemptions and other authorisations. All such permits, licenses, registrations, franchises, approvals, exemptions and other authorisations are in full force and effect without further consent or approval of any person. The Company and Subsidiary have not received any notice from any source (i) to the effect that the Company or the Subsidiary lack any such permits, licenses, registrations, franchises, approvals, exemptions or other authorisations required in connection with the Company’s and the Subsidiary’s current or proposed operations or otherwise asserting a violation of law applicable to the conduct of its business, (ii) threatening to revoke any permit, license, registration, franchise, approval, exemption, or other authorisation or (iii) restricting or in any way limiting its operations as currently conducted or proposed to be conducted, in each case which has not been previously remedied or resolved.

(d)	There is no law, regulation or order, and the Company and Subsidiary are not aware of any proposed law, rule, regulation or order, which would prohibit or restrict the Company or the Subsidiary from, or otherwise materially adversly affect the Company or Subsidiary in, conducting business in any jurisdiction in which it is now conducting business or in which it proposes to conduct business. Neither the Company nor Subsidiary have received any notices of violation or alleged violation of any law, rule, regulation or order by any governmental body, department, commission, board, bureau, agency or instrumentality, domestic or foreign.

(e)	As set forth in Schedule 3.13(e), the Company has applied for and/or received financings or grants through the Office of the Chief Scientist, Ministry of Industry and Trade of the State of Israel and from the Fund for the Encouragement of Overseas Marketing Activities. The Company is in compliance, in all material respects, with the terms and conditions of such financings and grants and has fully fulfilled in all in all material respects all of the undertakings relating thereto.

3.14	Approvals

Subject to the accuracy of the representations and warranties of the Investors set forth in this Agreement, and other than as set forth in Schedule 3.14, no registration or filing with, or consent or approval of or other action by, any federal, state or other governmental agency or instrumentality or any third party is or will be necessary for the Company’s valid execution, delivery and performance of this Agreement and the Transaction Documents, the issuance, sale and delivery of the Series E Preferred Shares or, upon conversion thereof, the Company’s issuance and delivery of Ordinary Shares, other than those (i) which have previously been obtained or made, or (ii) which are required to be made under law, which will be obtained or made, and will be effective within the time periods required by law. The Company and the Subsidiary have complied with all applicable securities laws in connection with the offer, issuance and sale of the Series E Preferred Shares and, upon conversion thereof, the issuance and delivery of Ordinary Shares.
3.15	Employees
(a)	A list of all the directors, officers, employees and consultants (excluding consultants receiving less than $10,000 per year, lawyers and accountants) of the Company and the Subsidiary (the “Employees”) is attached hereto as Schedule 3.15(a)-1.

(b)	Except as set forth in Schedule 3.15 (b), no Key Employee of the Company or Subsidiary has been dismissed in the last six months or has given notice of termination of his employment. To the Company’s knowledge, no Key Employee and no group of the Company’s or the Subsidiary’s employees, consultants or independent contractors has any plans to terminate their employment or relationship as an employee, consultant or independent contractor with the Company, nor does the Company have any present intention to terminate the employment of any Key Employee, group of employees, consultant or independent contractor.

(c)	The Company has made available to the Investors true and complete copies of all employment agreements with the Key Employees, and a standard form of an employment agreement for its other employees. No employee has signed an employment agreement with terms materially different to the standard agreement.

Except for extension orders of common application to all employees in Israel, the Company is not a party or subject to any collective bargaining agreement with any labour union or any local or subdivision thereof. There is no current union organising activity among any of the employees of the Company or Subsidiary or any union representative petition pending or threatened.

(d)	Except as set forth in the Material Contracts, there are no agreements or arrangements for the payment of any pensions, allowances, lump sums or other like benefits on retirement or on death or termination or during periods of sickness or disablement for the benefit of any Employee or consultant of the Company or the Subsidiary or for the benefit of the dependants of any such person in operation at the date hereof except for the plans detailed in Schedule 3.15(e) and as provided in the agreements delivered to Belco. The Company, and the Subsidiary have fulfilled all their obligations under the law to the Employees.

(e)	Attached as Schedule 3.15(e) is a true and complete copy of all share or stock option plans approved by the Company and the Subsidiary, together with a list of all options granted pursuant thereto.

(f)	The Company and the Subsidiary have withheld or collected from each payment made to each of their employees, the amount of all taxes (including but not limited to, Israeli income taxes) required to be withheld or collected therefrom and has paid the same to the proper tax receiving officers or authorised depositories.

(g)	The severance pay and accrued vacation days due to the employees is recorded in the Company’s records, but no actual funds have been put aside for the purpose thereof, other than with respect to the transfer of funds to manager’s insurance policies relating to 80% of the salaries of the Company’s Israeli employees. The Company is not aware of any circumstance whereby any employee might demand any claim for compensation on termination of employment beyond the statutory severance pay to which such employee is entitled or as they are entitled to under their employment agreements with the Company, nor is the Company aware of any claim to be made by any employee for payment of compensation arising from the purchase of Series E Preferred Shares by the Investors as contemplated hereby.

(h)	Except as provided in Schedule 3.15(h), each employee has undertaken to provide their services on a full time basis to the Company and all such employment agreements, may be terminated upon prior notice of not more than 90 days. The employments of each officer and employee of the Company and the Subsidiary is terminable at the will of the Company or the Subsidiary, as applicable, subject to the payment of severance and other payments, pursuant to law or an employment agreement.

(i)	No Senior Executive is and the Company is not aware of any other employee of the Company or the Subsidiary who is a party to or is otherwise bound by any agreement or arrangement (including, without limitation, confidentiality agreements, non-competition agreements, proprietary information and inventions agreements, licenses, covenants or commitments of any nature), or subject to any judgment, decree, or order of any court or governmental body, that would conflict with the employment of such employee with the Company or the Subsidiary (as the case may be).

(j)	Neither the Company nor the Subsidiary is delinquent in payments to any of its employees, consultants or independent contractors for any wages, salaries, commissions, bonuses or other direct compensation for any services performed through the date hereof or amounts required to be reimbursed to them through the date hereof. The Company and the Subsidiary are in material compliance with all laws, rules and regulations respecting employment, employment practices, labour, terms and conditions of employment and wages and hours. There is no labour strike, dispute, slowdown or stoppage pending or, to the best knowledge of the Company, threatened against or involving the Company or the Subsidiary.

3.16	Insurance
(a)	There is in full force and effect one or more policies of insurance, insuring the Company and the Subsidiary, as specified in Schedule 3.16(a). Full and accurate copies of the insurance policies of the Company and the Subsidiary have been delivered to the Investors.

(b)	Neither the Company nor the Subsidiary have done or suffered anything to be done which has rendered or might render any polices of insurance taken out by them void or voidable or which might result in an increase in premiums and the Company and the Subsidiary have complied with all conditions attached to such policies.

(c)	There is no claim outstanding under any of such policies nor are there, to the Company’s knowledge, any circumstances likely to give rise to a claim.

(d)	The Company has procured and maintains in effect a “key man” life insurance policy for the benefit of the Company, in the amount of $2,000,000, regarding Ronnie Kenneth.
3.17	Intellectual Property
(a)	The Intellectual Property owned by the Company and the Subsidiary is described in Schedule 3.17(a), including a full list of all Patents and Trademarks and where appropriate indicating for each item, the applicable jurisdiction, registration number (or application number) and date issued (or date filed). Except as set forth in Schedule 3.17(a), all such Intellectual Property is owned outright by the Company, free and clear of any rights of any third party, including any Security Interests.

(b)	Except as disclosed in Schedule 3.17(b), neither the Company nor the Subsidiary has licensed any Intellectual Property from third parties (not including off the shelf products acquired or licensed from third parties and not to be incorporated in intellectual property distributed by the Company or such Subsidiary).

(c)	Except as disclosed in Schedule 3.17(c), neither the Company nor the Subsidiary has granted any licence of any Intellectual Property to third parties.

(d)	The Company owns or has the right to use all of the Intellectual Property required for its business as currently conducted or as proposed to be conducted in the Disclosure Material.

(e)	Except as disclosed in Schedule 3.17(e), neither the Company nor the Subsidiary are obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to any Intellectual Property used by the Company or the Subsidiary (other than off-the shelf software), with respect to the use thereof or in connection with the business of the Company and the Subsidiary or otherwise.

To the best knowledge and belief of the Company, the Company will be able to obtain or acquire rights to use all of the Intellectual Property required for the future conduct of the business as contemplated to be conducted in the Disclosure Material.

There is no Intellectual Property required for the Company’s business as currently conducted or as proposed to be conducted in the Disclosure Material, the use of which by the Company or the Subsidiary requires or would require the payment of a royalty to a third party.

(f)	To the Company’s best knowledge, information and belief, (i) no Intellectual Property, used or proposed to be used in the business of the Company or the Subsidiary as currently conducted or as proposed to be conducted in the Disclosure Material, has infringed or infringes upon any Intellectual Property rights of others, (ii) the use of such Intellectual Property in the business of the Company or the Subsidiary as currently conducted or as proposed to be conducted in the Disclosure Material, will not constitute an infringement, misappropriation or misuse of any Intellectual Property rights of any third party, and (iii) no third party has the right to assert any claim regarding the use of, or challenging or questioning the Company’s or the Subsidiary’s right or title in, any of such Intellectual Property.

The Company does not use, nor will be necessary to use any inventions of any of the employees (or persons that the Company or any Subsidiary currently intends to engage) made prior to their employment or engagement by the Company or the Subsidiary.

(g)	The Company and Subsidiary have taken all necessary measures, including measures against unauthorised disclosure, to protect the secrecy, confidentiality and value of their Intellectual Property.

(h)	All Intellectual Property that has been developed or is currently being developed on behalf of the Company or Subsidiary by any employee or other third party shall be the sole property of the Company or the Subsidiary.

Each employee, independent contractor and consultant is bound by a Non Disclosure and Proprietary Information and Inventions Agreement, in the form made available to the Investors, regarding, among other things, confidentiality, transfer of rights to the Company and, with respect to employees, non-competition, all as set forth in the documents made available to the Investors.
3.18	Environmental and Safety Laws

The Company and the Subsidiary are not in violation of any applicable laws relating to the environment or occupational health and safety which is likely to result in a material adverse change and no material expenditures are or will be required in order to comply with any such existing laws.
3.19	Transactions With Interested Parties

Except as set forth in Schedule 3.19 no director, officer, employee or shareholder of the Company, the Subsidiary, or Affiliate thereof, is a party to any transaction with the Company or the Subsidiary, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments to any such person, other than employment-at-will or consulting-at-will arrangements in the ordinary course of business. To the Company’s knowledge, none of such persons has any direct or indirect ownership interest in any person with which the Company or the Subsidiary is affiliated or with which the Company or the Subsidiary has a business relationship, or any person that competes with the Company or the Subsidiary.

Notwithstanding the foregoing, the Company has signed an indemnity agreement with each of the directors of the Company, and obtained customary directors’ and officers’ insurance policy in an amount not less than $10.0 million for all the directors including any director nominated by the Investors, in forms acceptable to the Investors.
3.20	Offering of the Series E Preferred Shares

Neither the Company, the Subsidiary nor any person authorised or employed by the Company or the Subsidiary as agent, broker, dealer or otherwise in connection with the offering or sale of the Series E Preferred Shares has offered the Series E Preferred Shares for sale to, or solicited any offer to buy the Series E Preferred Shares, or otherwise approached or negotiated with respect thereto with, any person or persons other than the Investors. Neither the Company, the Subsidiary nor any person acting on its behalf has taken or will take any other action (including, without limitation, any offer, issuance or sale of any security of the Company under circumstances which might require the integration of such security with the Series E Preferred Shares under the Securities Act or the rules and regulations of the Commission promulgated thereunder), in either case so as to subject the offering, issuance or sale of the Series E Preferred Shares to the registration provisions of the Securities Act. Neither the Company, the Subsidiary nor any person acting on its behalf has offered the Series E Preferred Shares to any person by means of general or public solicitation or general or public advertising, such as by newspaper or magazine advertisements, by broadcast media, or at any seminar or meeting whose attendees were solicited by such means.

3.21	Brokers and Finders

Neither the Company, nor any of its Employees, shareholders or the Subsidiary, has employed or made any agreement with any broker, finder or similar agent or any person or firm, which will result in the obligation of the Company or any of the Investors to pay any finder’s fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

3.22	Full Disclosure

Neither this Agreement nor any certificates made or delivered by the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading, in view of the circumstances in which they were made.
4.	REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each Investor, severally and not jointly, represents and warrants:

4.1	Authorisation

All actions on the part of the Investor necessary for the authorisation, execution, delivery, and performance by it of this Agreement have been duly taken and this Agreement constitutes the legal, valid, and binding obligation of the Investor, enforceable as to the Investor in accordance with its terms. The execution, delivery and performance of this Agreement do not violate the Investor’s Organisational Documents or any previous agreement of the Investor.
4.2	Brokers

The Investor has not made any agreement with any broker, finder or similar agent or any person or firm, which will result in the obligation of the Company to pay any finder’s fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

4.3	Investment

The Investor is acquiring the Series E Preferred Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. The Investor understands that the Series E Preferred Shares to be purchased hereby have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investors’ representations as expressed herein.

4.4	Restricted Securities

The Investor understands that the Series E Preferred Shares (and any Ordinary Shares issued on conversion thereof) may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Series E Preferred Shares (or the Ordinary Shares issued on conversion thereof) or an available exemption from registration under the Securities Act, the Series E Preferred Shares (and any Ordinary Shares issued on conversion thereof) may have to be held indefinitely. In particular, the Investor is aware that the Series E Preferred Shares (and any Ordinary Shares issued on conversion thereof) may not be sold pursuant to Rule 144 promulgated under the Securities Act unless the conditions of that Rule are met.

4.5	Accredited Investor

Such Investor is an Accredited Investor as defined in Rule 501 of Regulation D under the Securities Act.
5.	INDEMNIFICATION AND REMEDIES
5.1	The Company agrees, to protect, defend, indemnify, and hold the Investors harmless against and in respect of any and all loss, liability, deficiency, damage, cost, or expense or actions in respect thereof (including reasonable legal fees and expenses) (“Damages”) as and when incurred, occasioned by (i) any breach of this Agreement, (ii) the confirmation delivered pursuant to Section 2.2.1(e) (i) hereof being untrue or

(iii) any falsity of any of the representations and warranties of the Company contained in this Agreement. Each such representation and warranty is deemed to be made on the date of this Agreement and shall survive the Closing for a period up to the date one month after the publication of the Company’s audited financial statements for the year ending 31st December 2005. It is hereby clarified that notwithstanding the forgoing, the representations made in Sections 3.1, 3.2, 3.3, 3.4, 3.10 and 3.17 above, shall survive for a period of seven (7) years from the Closing.

5.2	Indemnity Procedure

Promptly after (i) receipt by any Investor of notice of the commencement of any action, proceeding, or investigation; or (ii) becoming aware of any breach of this Agreement or falsity of representation, in each case, in respect of which indemnity may be sought as provided above, such Investor shall notify the party from whom indemnification is claimed (the “Indemnitor”). The Indemnitor shall promptly assume the defence of the Investor with counsel reasonably satisfactory to the Investor, and the fees and expenses of such counsel shall be at the sole cost and expense of the Indemnitor. The Investor will cooperate with the Indemnitor in the defence of any action, proceeding, or investigation for which the Indemnitor assumes the defence. The Indemnitor shall not be liable for the settlement by the Investor of any action, proceeding, or investigation effected without its consent, which consent shall not be unreasonably withheld. The Indemnitor shall not enter into any settlement in any action, suit, or proceeding to which any Investor is a party, unless such settlement includes a general release of the Investor with no payment by the Investor of consideration and without an admission of liability.

5.3	Subject to the other provisions of this Section 5, the Investors shall be entitled, in addition, to any other non-pecuniary remedy provided by law or equity, and injunctive relief may be obtained to enjoin the breach, or threatened breach, of any provision of this Agreement, and each party shall be entitled to the specific performance by the other of its obligations hereunder and thereunder.

5.4	The Investors’ rights of indemnification under this Section 6 shall not be affected by any examination made for or on behalf of the Investors or the knowledge of any of the Investors’ officers, directors, employees or agents.

5.5	No claims shall be asserted by any Investor, unless the amount claimed is in excess of $25,000 (twenty five thousand U.S. Dollars), and under no circumstances shall any Investor be entitled to compensation or damages in an amount greater than the aggregate amount paid by such Investor for the shares issued to it as set forth in Schedule 2.1, plus an amount of 8% (eight percent) per year from the date of payment by such Investor until the date of actual reimbursement by the Company.
6.	MISCELLANEOUS
6.1	Communications

All notices or other communications hereunder shall be in writing and shall be given in person, by registered mail (registered international air mail if mailed internationally), by an overnight courier service which obtains a receipt to evidence delivery, or by facsimile transmission (provided that written confirmation of receipt is provided) with a copy by mail, addressed as set forth below:

If to the Company:	Voltaire Ltd. 9 Hamenofim Street, Building A Herzelia ISRAEL Fax: 972-9-971-7660 Attn: CEO
with a copy to:	Danziger, Klagsbald, Rosen & Co. 28 Bezalel Street Gibor Sport Building Ramat Gan 52521 ISRAEL Fax: 972-3-611-0707 Attn: Ori Rosen, Adv.
If to Investors	BCF II Belgium Holding SPRL Avenue Louise 331-333 1050 Brussels BELGIUM Fax: 32-2-642-86-50
Attn: Robert Kimmels and Caroline Hoogsteyns
with copies to: Baker Capital Corp. 540 Madison Avenue New York, New York 10022 USA Fax: 1-212-486-6686
Attn: Ashley Leeds and Joseph Saviano
and: Herzog, Fox & Neeman 4 Weizmann Street, Asia House Tel-Aviv 64239 ISRAEL Fax: 972-3-696-6464
Attn: Alan Sacks
and: Akin, Gump, Strauss Hauer & Feld, L.L.P. 590 Madison Avenue New York, New York 10022 Fax: 212 872 1002

Attn: Stephen E. Older
And:	Pitango 11 HaMenofim St., Eastern Tower Herzliya 46725, Israel Fax: +972-9-971-8102 Attn: [General Counsel]
or such other address as any party may designate to the other in accordance with the aforesaid procedure. All communications delivered in person or by courier service shall be deemed to have been given upon delivery, those given by facsimile transmission shall be deemed given on the business day following transmission with confirmed answer back, and all notices and other communications sent by registered mail (or air mail if the posting is international) shall be deemed given ten (10) days after posting.

6.2	Successors and Assigns

The Company shall not sell, assign, transfer, or otherwise convey any of its rights or delegate any of its duties under this Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

6.3	Expenses

At the Closing, the Company will reimburse Belco and the other Investors for all out-of-pocket expenses, including all attorneys’ fees and disbursements, incurred in connection with the purchase of the Series E Preferred Shares hereunder, including legal fees, up to a total of (i) $75,000, with respect to Belco, and (ii) $10,000 with respect to the other Investors who hold shares in the Company prior to the issuance of the Series E Preferred Shares hereunder, in each case plus VAT, if applicable, and against receipt of tax invoice. Belco shall be entitled, at its choice, to withhold all or part of the amount of such out-of-pocket expenses from the Purchase Price, provided that it shall thereafter supply invoices to the Company evidencing such expenses.

The Company shall be responsible for costs in connection with (a) all Transaction Documents signed by it or actions taken by it relating to the transactions contemplated by this Agreement (or any other documents and actions if approved in advance by the Company for purpose of this Section 6.3), and (b) all stamp duty payable in respect of this Agreement or the issuance of shares as contemplated hereby.

6.4	Delays or Omissions; Waiver

No delay or omission to exercise any right, power, or remedy accruing to any party hereto upon any breach or default by the other under this Agreement shall impair any such right or remedy nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein or in any similar breach or default thereafter occurring.

6.5	Entire Agreement; Amendment

This Agreement (together with the recitals, schedules, appendices, annexes and exhibits hereto attached hereto) contains the entire understanding of the parties with respect to its subject matter and all prior negotiations, discussions, commitments, and understandings heretofore had between them with respect thereto are merged herein. This Agreement may be amended or modified only by a written document signed by the Company and Investors holding (or, prior to issuance of the Series E Preferred Shares — entitled to hold) at least a majority of the Series E Preferred Shares, including each of Belco, Vertex and Pitango.

6.6	Preemptive Rights.

Each of the Investors, by executing and delivering this Agreement, hereby waives any and all rights pursuant to any agreement, arrangement or other instrument to subscribe for any securities of the Company issued pursuant to the Board of Directors resolutions set forth on Schedule 2.2.1(b)(ii), other than the number of Series E Preferred Shares set forth opposite such Investor’s name on Schedule 2.1 hereof.

6.7	Counterparts, Facsimile Signatures

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. A signed Agreement received by a party hereto via facsimile will be deemed an original, and binding upon the party who signed it.

6.8	Several Obligations

The obligations of the Investors under this Agreement and the Transaction Documents are several and not joint. The failure of any Principal Investor to carry out its obligations under this Agreement or the Transaction Documents or of this Agreement and the Transaction Documents to be duly authorised, executed and delivered by any Principal Investor shall relieve any of the other Principal Investors of their obligations under this Agreement or the Transaction Documents (or affect the rights under this Agreement or the Transaction Documents of such other Principal Investor). No Investor shall be responsible for the obligations of, or any action taken or omitted by, any other Investor under this Agreement or under the Transaction Documents.

6.9	Governing Law

The Agreement shall be governed by and construed in accordance with the laws of the State of Israel, without giving effect to the rules respecting conflict of law. The competent courts of Tel Aviv-Jaffa shall have exclusive jurisdiction to hear all disputes arising in connection with this Agreement.

6.10	Further Actions

At any time and from time to time, each party agrees, without further consideration, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

6.11	Force Majeure

No party shall be liable to any other party for non-performance or delay in performance of any of its obligations under this Agreement due to causes beyond its reasonable control, including, but not limited to, fire, strike, hostilities (whether or not declared war), riot, insurrection, civil commotion or unavoidable accident.
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[Signature Page to Voltaire’s Round E Share Purchase Agreement]
Voltaire Ltd.
By: /s/ Ronnie Kenneth
Name: Ronnie Kenneth
Title: CEO

[Signature Page to Voltaire’s Round E Share Purchase Agreement]
BCF II Belgium Holding SPRL
By: /s/ Ashley Leeds
Name: Ashley Leeds
Title: Manager
By:
Name: Robert Kimmels
Title: Manager

[Signature Page to Voltaire’s Round E Share Purchase Agreement]
BCF II Belgium Holding SPRL
By:
Name: Ashley Leeds
Title: Manager
By: /s/ Robert Kimmels
Name: Robert Kimmels
Title: Manager

[Signature Page to Voltaire’s Round E Share Purchase Agreement]
VERTEX ISRAEL II (C.I.) FUND L.P.
By: /s/ Yoram Oron
Name:
Title:
VERTEX ISRAEL II (A) FUND L.P.
By: /s/ Yoram Oron
Name:
Title:
VERTEX ISRAEL II (B) FUND L.P.
By: /s/ Yoram Oron
Name:
Title:
VERTEX ISRAEL II DISCOUNT FUND L.P.
By: /s/ Yoram Oron
Name:
Title:
VERTEX ISRAEL II (C.I.) EXECUTIVE FUND L.P.
By: /s/ Yoram Oron
Name:
Title:

[Signature Page to Voltaire’s Round E Share Purchase Agreement]
Pitango Venture Capital Fund III (Israeli Sub) L.P.
By: /s/ Chemi Peres
Name:
Title:
Pitango Venture Capital Fund III (Israeli Sub) Non Q.L.P.
By: /s/ Chemi Peres
Name:
Title:
Pitango Venture Capital Fund III (Israeli Investors) L.P.
By: /s/ Chemi Peres
Name:
Title:
Pitango Principals Fund III (Israel) L.P.
By: /s/ Chemi Peres
Name:
Title:
Pitango Venture Capital Fund Trusts 2000 Ltd.
By: /s/ Chemi Peres
Name:
Title:
Pitango Fund II Opportunity Annex Fund, L.P.
By: /s/ Chemi Peres
Name:
Title:
Pitango Fund II Opportunity Annex Fund (ICA), L.P.
By: /s/ Chemi Peres
Name:
Title:

[Signature Page to Voltaire’s Round E Share Purchase Agreement]
Tamir Fishman Ventures II (Israeli) LP
By: /s/ Michael Elias
Name:
Title:
Tamir Fishman Ventures II CEO Fund LP
By: /s/ Michael Elias
Name:
Title:
Tamir Fishman Ventures II LP
By: /s/ Michael Elias
Name:
Title:
Tamir Fishman Ventures II CEO Fund (US) LP
By: /s/ Michael Elias
Name:
Title:
Tamir Fishman Ventures II (Cayman Islands) LP
By: /s/ Michael Elias
Name:
Title:
Tamir Fishman Ventures Capital II Ltd.
By: /s/ Michael Elias
Name:
Title:

[Signature Page to Voltaire’s Round E Share Purchase Agreement]
Platinum Venture Capital Ltd. (as Trustee)
By: /s/ Illegible by PoA
Name:
Title:
Danbar Tech 2001 LP
By: /s/ Illegible by PoA
Name:
Title:

[Signature Page to Voltaire’s Round E Share Purchase Agreement]
Challenge Fund-Etgar II LP
By: /s/ J. Ciechanover
Name:
Title: